UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Ray Harris as President

On January 22, 2009, the Board of Directors of MasTec, Inc. (“MasTec” or the “Company”) approved the appointment of Mr. Ray Harris to serve as the Company’s President, effective as of the effective date that the Company enters into an employment agreement with Mr. Harris.

Mr. Harris, who is 53 years old, had served as President and Chief Executive Officer of Mesa Power Group, LLC, a company founded by T. Boone Pickens to develop and finance wind and other renewable energy power projects, since October 2007. In his capacity with Mesa, Mr. Harris primarily concentrated on power project development, acquisition and finance, including the creation of the American Wind Alliance, Mesa’s joint development effort with General Electric. From January 2006 to October 2007, Mr. Harris was Vice President, Renewable Energy for Texas Utilities. From July 2004 to December 2005, Mr. Harris was an energy development consultant specializing in renewable energy projects. From 2003 to 2004, Mr. Harris served as Vice President of Marketing for The Shaw Group and prior to that held various positions during a 20-year tenure with Southern Company. Mr. Harris is a 1979 engineering graduate of Auburn University.

On January 26, 2010 (the “Execution Date”), in connection with his appointment to President, effective January 25, 2010 (the “Effective Date”), the Company and Mr. Harris entered into an employment agreement (the “Harris Agreement”). Pursuant to the Harris Agreement, Mr. Harris will be paid an annual salary of $500,000, subject to potential annual merit increases, and a guaranteed annual bonus of 100% of his base salary (the “Bonus”). Pursuant to the terms of the Harris Agreement, on the Execution Date, Mr. Harris was awarded 100,000 shares of the Company’s restricted common stock, par value $0.10 (the “Restricted Common Stock”), which shall vest 100% on the third anniversary of the Effective Date; provided however, that if Mr. Harris voluntarily terminates the Harris Agreement, 2,778 shares of the Restricted Common Stock shall vest for every full or partial month that Mr. Harris is employed by the Company. The Harris Agreement also entitles Mr. Harris to participate in the Company’s benefit plans that the Company makes generally available to, or has in effect for, other employees of the Company at the same general level as Mr. Harris.

Following termination of employment without cause or good reason (as defined in the Harris Agreement), Mr. Harris will receive one year of his base salary, his Bonus, a pro-rata portion of Bonus earned through the date of termination, 2,778 shares of the Restricted Common Stock shall vest for every full or partial month that Mr. Harris was employed by the Company and the remainder of the Restricted Common Stock shall vest on the vesting date, and benefits from the date of termination for six months (collectively, the “Severance Benefits”). If the Harris Agreement is terminated as a result of Mr. Harris’ death or disability (as defined in the Harris Agreement), Mr. Harris will receive a lump sum equal to his base salary and Bonus as of the date of death or disability (as defined in the Harris Agreement), and all of Mr. Harris’ restricted stock shall immediately vest. If the Harris Agreement is terminated by MasTec for cause (as defined in the Harris Agreement), Mr. Harris shall be entitled to his base salary through the date of termination but will forfeit any entitlement to the Bonus. If there is a change in control (as defined in the Harris Agreement) of the Company during the employment term, Mr. Harris will be entitled to one and a half times his base salary and his Bonus, the immediate vesting of any previously unvested restricted stock and the continuation of benefits as provided in the Harris Agreement for a period of 12 months. The Harris Agreement also contains confidentiality, non-competition and non-solicitation provisions. The foregoing description of the Harris Agreement is qualified in its entirety by the Harris Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Other than as described in this 8-K, there are no arrangements or understandings between Mr. Harris and any other person pursuant to which Mr. Harris was selected as an officer of the Company.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Harris had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Employment Agreement with Mr. Robert Apple, the Company’s Chief Operating Officer

On January 26, 2010, MasTec entered into a new employment agreement (the “Apple Agreement”) with Robert Apple, effective as of January 1, 2010 (the “Effective Date”), relating to his employment as the Company’s Chief Operating Officer. The Apple Agreement provides that Mr. Apple will be paid an annual salary of $440,000, and annual performance bonuses of up to his base salary based on the achievement of goals established by the Company’s Compensation Committee, in its sole discretion. The Apple Agreement also entitles Mr. Apple to participate in the Company’s benefit plans that the Company makes generally available to, or has in effect for, other employees of the Company at the same general level as Mr. Apple. Pursuant to the terms of the Apple Agreement, Mr. Apple was awarded 37,500 shares of the Company’s restricted common stock, par value $0.10, which shall vest 100% on the third anniversary of the Effective Date.

Following termination of employment without cause or good reason (as defined in the Apple Agreement), Mr. Apple will receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and benefits from the date of termination for twelve months (collectively, the “Severance Benefits”). If the Apple Agreement is terminated as a result of Mr. Apple’s death or disability (as defined in the Apple Agreement), Mr. Apple will receive his base salary and any performance bonus earned through the date of death or disability (as defined in the Apple Agreement), and all of Mr. Apple’s stock options and restricted stock shall immediately vest. If the Apple Agreement is terminated by MasTec for cause (as defined in the Apple Agreement), Mr. Apple shall be entitled to his base salary through the date of termination but will forfeit any entitlement to a performance bonus. If there is a change of control of MasTec during the employment term, Mr. Apple will be entitled to one and a half times his base salary and average performance bonuses for 12 months, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as provided in the Apple Agreement. So long as Mr. Apple is not terminated for cause or has breached any of the confidentiality, non-competition or non-solicitation provisions that apply to Mr. Apple pursuant to the terms of the Agreement, Mr. Apple’s restricted stock and stock option grants will continue to vest until they are fully vested and all existing and future stock option grants will remain exercisable for the full term of grant. The Agreement also contains confidentiality, non-competition and non-solicitation provisions. The foregoing description of the Agreement is qualified in its entirety by the Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

Restricted Stock Award for Mr. Alberto de Cardenas

On January 22, 2010, the Compensation Committee of the Board of the Company approved the grant of 7,500 shares of the Company’s restricted common stock, par value $0.10 (the “Award”), to Mr. Alberto de Cardenas, the Company’s Executive Vice President, General Counsel and Secretary. The Award, which was granted pursuant to the Company’s 2003 Employee Stock Incentive Plan, as amended, will vest on third anniversary of the issuance date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2010, MasTec approved the amendment and restatement of its Bylaws, effective as of the date thereof, to allow for the separation of the officer roles of Chief Executive Officer and President and to describe their respective powers and responsibilities. The foregoing description of the amendment and restatement of the Company’s Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws of MasTec, Inc., a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On January 27, 2010, MasTec issued a press release announcing the appointment of Mr. Ray Harris as the Company’s President. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by MasTec under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1 — Amended and Restated Bylaws of MasTec, Inc.

10.1 — Employment Agreement executed on January 26, 2010 between the Company and Ray Harris.

10.2 — Employment Agreement executed on January 26, 2010 between the Company and Robert Apple.

99.1 — Press Release dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: January 28, 2010	By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MasTec, Inc.

10.1	Employment Agreement executed on January 26, 2010 between the Company and Ray Harris.

10.2	Employment Agreement executed on January 26, 2010 between the Company and Robert Apple.

99.1	Press Release dated January 27, 2010.